Exhibit 10.6

Amendment No. 5 to
Third Amended and Restated Loan and Security Agreement
and Limited Waiver

This Amendment No. 5 to Third Amended and Restated Loan and Security Agreement and Limited Waiver (“Amendment”) is dated as of February 22, 2023, and is entered into by and among America’s Car-Mart, Inc., a Texas corporation (“Parent”), Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart, Inc., an Arkansas corporation (“ACM”), Texas Car-Mart, Inc., a Texas corporation (“TCM”) (each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BMO Harris Bank N.A., as agent for the Lenders (in such capacity, “Agent”), lead arranger and book manager for the Lenders. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

Witnesseth

Whereas, Parent, Borrowers, Lenders and Agent have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of September 30, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”; the Loan Agreement, as amended by this Amendment, the “Amended Loan Agreement”);

Whereas, Parent, Borrowers, the Lenders and Agent have agreed to amend the Loan Agreement and waive certain provisions thereof subject to the terms and conditions stated herein; and

Now, Therefore, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lenders, Agent, Parent and Borrowers hereby agree as follows:

Section 1. Amendments to the Loan Agreement.

1.1.       The defined terms “Colonial Contracts Formula Amount” and “Long Term Contracts” appearing in Section 1.1 of the Loan Agreement shall be amended and restated to read in their entirety as follows:

“Colonial Contracts Formula Amount” means, as of any date of determination, an amount equal to (a) Colonial Contracts Advance Rate multiplied by the Colonial Net Eligible Contract Payments, minus (b) the Colonial Availability Reserve; provided, that (i) the aggregate amount of Colonial Net Eligible Contract Payments attributable to Modified Contracts shall at no time exceed 8.0% of the Colonial Contracts Formula Amount, (ii) the aggregate amount of Colonial Net Eligible Contract Payments attributable to Acquired Contracts shall at no time exceed 10.0% of the Colonial Contracts Formula Amount, and (iii) the aggregate amount of Colonial Net Eligible Contract Payments attributable to Long Term Contracts with an original term greater than 60 months but less than 72 months shall at no time exceed 15.0% of the Colonial Net Balance of all Eligible Vehicle Contracts.

“Long Term Contracts” means any Vehicle Contract with an original term that is greater than 42 months but less than or equal to 72 months.

1.2.       Clause (l) of the defined term “Eligible Vehicle Contracts” appearing in Section 1.1 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

(l)       the original term of the Vehicle Contract is not more than 72 months;

Section 2. Limited Waiver.

The Borrowers have advised the Lenders that a Trigger Event occurred a result of the Colonial Availability plus the ACM-TCM Availability being less than 10% of the aggregate Revolver Commitments for the period commencing on November 30, 2022 through and including January 31, 2023 (the “2022 Trigger Event”). The Trigger Period resulting from the 2022 Trigger Event commenced on November 30, 2022 and is scheduled to terminate on May 1, 2023 (such period being referred to herein as the “2022 Trigger Period”). The Lenders agreed to waive the requirement to apply the ledger balance in the main Colonial Dominion Account and ACM-TCM Dominion Account as required by Section 5.6 of the Loan Agreement during the 2022 Trigger Period; provided, that nothing contained herein shall prevent the Agent and the Lenders from requiring compliance by the Borrowers of Section 5.6 upon the occurrence of a Trigger Event (other than the 2022 Trigger Event).

Section 3. Conditions.

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

3.1.       Parent, Borrowers, the Agent and the Lenders shall have executed and delivered this Amendment.

3.2.       The Agent shall have received, for the ratable account of the Lenders in accordance with their respective Percentages, an amendment fee in an aggregate amount equal to $250,000. Such amendment fee shall be non-refundable and fully earned when paid.

3.3.       The Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Agent or its counsel may reasonably request.

3.4.       Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

Section 4. Representations.

In order to induce the Agent and the Lenders to enter into this Amendment, each Obligor hereby represent and warrant to the Bank that as of the date hereof:

4.1.       Authorization, Etc. (a) The Obligors have the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. The Obligors have taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with such Obligor’s execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Obligors and constitute the legal, valid and binding obligation of the Obligors, enforceable against them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the relevant Obligors does not (i) contravene with the terms of any Obligor’s Organic Documents; (ii) conflict with or constitute a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien (other than pursuant to the Security Documents) upon the Property of any Obligor by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which any Obligor is a party or which is binding upon it); or (iii) violate any requirement of law in any material respect.

(b)        Each Obligor hereby certifies that: (i) the copies of such Obligor’s organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.) and resolutions previously delivered to the Agent under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; and (ii) each Person previously identified by such Obligor to sign any Loan Document on behalf of such Obligor continues to be so authorized on the date hereof and is authorized to sign this Amendment. The Agent and the Lenders may conclusively rely on this certification until it is otherwise notified by the applicable Obligor in writing.

4.2.       Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in the other Loan Documents are and shall be and remain true and correct.

4.3.       No Default. Other than the Existing Default, no Default or Event of Default exists under the Loan Agreement or shall result after giving effect to this Amendment. No Regulatory Event shall have occurred and be continuing.

4.4.       No Material Adverse Effect. Since December 31, 2022, no Material Adverse Effect has occurred.

Section 5. Reaffirmations.

5.1. Collateral. The Obligors heretofore executed and delivered to the Agent the Security Documents. The Obligors hereby acknowledge and agree that the Liens created and provided for by the Security Documents continue to secure, among other things, the Obligations arising under the Amended Loan Agreement; and the Security Documents and the rights and remedies of the Agent thereunder, the obligations of the Obligors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2.       Guaranties. Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Loan Agreement and the other Loan Documents effected pursuant to this Amendment. Each Guarantor hereby confirms to the Agent and the Lenders that, after giving effect to this Amendment, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Guarantor acknowledges and agrees that (a) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the waivers or modifications to the Loan Agreement effected pursuant to this Amendment and (b) nothing in the Amended Loan Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Amended Loan Agreement.

Section 6. Miscellaneous.

6.1. Except as specifically amended herein, the Loan Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Loan Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Amended Loan Agreement. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Obligors agree to comply with all of the terms, conditions, and provisions of the Amended Loan Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

6.2. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Agent.

6.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Remainder Left Intentionally Blank]

In Witness Whereof, the parties have executed this Amendment under seal on the date first written above.

Borrowers:

Colonial Auto Finance, Inc., an Arkansas corporation

By:	/s/ Vickie D. Judy
Name: Vickie D. Judy
Title: Secretary

America’s Car Mart, Inc., an Arkansas corporation

By:	/s/ Vickie D. Judy
Name: Vickie D. Judy
Title: Vice President

Texas Car-Mart, Inc., a Texas corporation

By:	/s/ Vickie D. Judy
Name: Vickie D. Judy
Title: Vice President

Parent:

America’s Car-Mart, Inc., a Texas corporation

By:	/s/ Vickie D. Judy
Name: Vickie D. Judy
Title: Chief Financial Officer

[Signature Page to Amendment No. 5]

Agent and Lenders:

BMO Harris Bank N.A., as Agent and a Lender

By:	/s/ Guadalupe Marquez
Name: Guadalupe Marquez
Title: Managing Director

[Signature Page to Amendment No. 5]

BOKF, NA D/B/A BOK Financial, as a Lender

By:	/s/ Christopher Schaechtel
Name: Christopher Schaechtel
Title: SVP, Arkansas Market President

[Signature Page to Amendment No. 5]

Commerce Bank, as a Lender

By:	/s/ R. David Emley, Jr.
Name: R. David Emley, Jr.
Title: Senior Vice President

[Signature Page to Amendment No. 5]

Arvest Bank, as a Lender

By:	/s/ Andrew Coffey
Name: Andrew Coffey
Title: Senior Vice President

[Signature Page to Amendment No. 5]

First Horizon Bank, as a Lender

By:	/s/ Stephen R. Brimm
Name: Stephen R. Brimm
Title: Senior Vice President

[Signature Page to Amendment No. 5]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Michael Bohn
Name: Michael Bohn
Title: Vice President

[Signature Page to Amendment No. 5]

MUFG Bank, Ltd., as a Lender

By:	/s/ Erick Moore
Name: Erick Moore
Title: Vice President

[Signature Page to Amendment No. 5]

CIBC Bank USA, as a Lender

By:	/s/ Patrick Alexander
Name: Patrick Alexander
Title: Managing Director

[Signature Page to Amendment No. 5]

Axos Bank, as a Lender

By:	/s/ David Park
Name: David Park
Title: Executive Vice President

[Signature Page to Amendment No. 5]